Exhibit 10.3

SECURITY AGREEMENT

THIS SECURITY AGREEMENT (the “Agreement”) is made as of January 6, 2014, by and between WAFERGEN, INC., a Delaware corporation (the “Company”), and INTEGENX INC., a California corporation (the “Secured Party”).

RECITALS:

WHEREAS, Company and Secured Party contemplate entering into that certain Asset Purchase Agreement of even date herewith (the “Purchase Agreement”; capitalized terms used but not defined herein shall have the meanings ascribed to them in the Purchase Agreement), pursuant to which, among other things, (i) Secured Party shall sell to Purchaser, and Purchaser shall acquire, the Transferred Assets and (ii) Purchaser shall deliver that certain Secured Promissory Note of even date herewith, made payable to Secured Party in the original principal amount of One Million Two Hundred Fifty Thousand Dollars ($1,250,000) (the “Note”); and

WHEREAS, To induce Secured Party to accept the Note, Company has agreed to enter into this Agreement with Secured Party to grant a lien on the Transferred Assets as security for the Secured Obligations (as defined below).

NOW, THEREFORE, in order to induce Secured Party to accept the Note, and for other valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

1.           Grant of Security Interest.  As security for the Secured Obligations (as defined below), Company hereby grants to Secured Party a security interest (the “Security Interest”) in the Transferred Assets (hereinafter, the “Collateral”).  The Security Interest shall constitute a first lien against the Collateral, subject only to purchase money security interests.

2.           Definition of Secured Obligations.  The term “Secured Obligations” means the Company’s obligations under the Note.

3.           Perfection.  Company shall perform any and all reasonable steps requested by Secured Party to perfect the Security Interest herein given, including but not limited to, the execution and filing of financing or continuation statements in form and substance reasonably satisfactory to Secured Party.  Company shall notify Secured Party in writing of any change of Company’s name, corporate structure or identity.

4.           Covenants of Company.

    (a)           Company agrees to defend the title to the Collateral against all persons and against all claims and all demands whatsoever;

    (b)           Company shall retain possession of the Collateral (except for inventory, raw materials and work in process used or sold in the ordinary course of business) during the existence of this agreement and Company agrees not to sell, exchange, assign, loan, deliver, mortgage or otherwise dispose of same without the prior written consent of the Secured Party;

    (c)           Company agrees to keep the collateral free and clear of all liens, charges, encumbrances, taxes and assessments, and to pay, when due, all taxes, assessments and licenses fees relating to the Collateral;

    (d)           Company shall keep the Collateral insured against loss by fire (including extended coverage), theft and other hazards as the Secured Party may require; Company shall give prompt written notice to the Secured Party and to insurers of loss or damage to the Collateral and shall promptly file proofs of loss with insurers. The risk of loss, damage or deterioration of or to said goods shall rest upon Company, and no such loss, damage or deterioration shall in any way diminish or discharge the liability of Company to perform in full the Secured Obligations and Company agrees to give immediate notice to the Secured Party of any loss or damage to any of the Collateral or loss of possession thereof.

5.           Default and Remedies.  “Event of Default” shall have the meaning given to such term in the Note.  If an Event of Default occurs, Secured Party shall have the rights and remedies of a secured party under the Uniform Commercial Code as adopted in California, including, without limitation, the right of sale or disposition of the Collateral, or any part thereof.  Until there shall be an Event of Default, the Company shall have the right to remain and continue in the quiet and peaceable possession of the Collateral and shall have the full and free enjoyment of the same.

6.           Application of Proceeds.  The proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be paid to and applied by Secured Party in the following order of priorities:

    (a)           First:  To the payment of the costs and expenses of such sale or other realization, including the reasonable out-of-pocket expenses of Secured Party;

    (b)           Second:  To the payment of any amounts outstanding under the Secured Obligations (with payments applied first to interest and then to principal); and

    (c)           Third:  The balance (if any) of such proceeds shall be paid to Company or its successors or assigns.

If, upon the sale, license or other disposition of the Collateral, the proceeds thereof are insufficient to pay all amounts to which the Secured Party is legally entitled, the Company will be liable for the deficiency, together with interest thereon, at the rate of twelve per cent (12%) per annum or the lesser amount permitted by applicable law. To the extent permitted by applicable law, the Company waives all claims, damages and demands against the Secured Party arising out of the repossession, removal, retention or sale of the Collateral, unless due to the gross negligence or willful misconduct of the Secured Party.

7.           Counsel Fees and Expenses.  If Secured Party retains counsel for the purpose of collecting any money which may be due under or secured in any way by this Security Agreement, or to recover the Collateral, or to protect its interest therein by reason of a default or breach by Company, then and in that event Company agrees to pay counsel fees together with any and all disbursements incurred by Secured Party in connection with the taking, maintaining, and disposing of the Collateral.

8.           Notices.  All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, and if not, then on the next Business Day, (c) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt.  All communications shall be sent as follows:

If to the Holder:	IntegenX Inc.
5720 Stoneridge Drive, Suite 300
Pleasanton, California 94588
Facsimile: (925) 574-7373
Attention: President

with a copy to:	IntegenX Inc.
5720 Stoneridge Drive, Suite 300
Pleasanton, California 94588
Facsimile: (925) 574-7373
Attention: General Counsel

If to the Company:	Wafergen, Inc.
7400 Paseo Padre Parkway
Fremont, California 94555
Facsimile: (510) 793-8992
Attention: Ivan Trifunovich

with a copy to:	K&L Gates LLP
4350 Lassiter at North Hills, Suite 300
Raleigh, North Carolina 27609
Facsimile: (919) 516-2028
Attention: D. Scott Coward, Esq.

Any party may change the address(es) to which notices to it are to be sent by giving notice of such change to the other party in accordance with this Section 7.

9.           Further Assurances.  Company shall deliver to Secured Party such instruments as are necessary to carry out the intent hereof, and shall join with Secured Party in executing financing statements in appropriate form for perfecting the security interests granted hereby.  This Agreement, and the security interest created hereunder, shall terminate automatically upon satisfaction in full of the Secured Obligations.  Secured Party shall, upon the termination of this Agreement, deliver to Company termination statements (and other appropriate instruments) in form and substance satisfactory to Company.

10.           Failure To Enforce Terms.  The failure of Secured Party to enforce any of the terms or provisions of this Agreement or Secured Party’s failure to declare a default hereunder shall apply only to that particular instance, and shall not operate as a continuing waiver.

11.           Gender and Number.  Words of any gender used in this Agreement shall be held and construed to include any other gender, and words in the singular shall be held to include the plural, and vice versa, unless the context requires otherwise.

12.           Headings.  The headings used in this Agreement are used for reference purposes and convenience and shall not constitute part of this Agreement in construing the terms and provisions hereof.

13.           Applicable Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding the conflict of laws provisions thereof.

14.           Modification.  No change or modification of this Agreement shall be valid or binding upon the parties hereto unless such change or modification shall be in writing and shall be signed by the parties hereto.

15.           Entire Agreement.  This Agreement supersedes any and all other understandings and agreements, either oral or in writing, between the parties hereto with respect to the subject matter hereof and constitutes the only agreements between the parties with respect to said subject matter.

16.           Counterparts.  This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

17.           Assignment.  This Agreement and the rights and obligations hereunder shall not be assignable or transferable by the Company without the prior written consent of the Secured Party.   Any instrument purporting to make an assignment in violation of this Section 16 shall be void.

18.           No Conflict.  The execution, delivery and performance of this Agreement by the Company does not conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing the Company’s debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected. No consent (including, without limitation, from members or creditors of the Company) is required for the Company to enter into and perform its obligations hereunder.

19.           Miscellaneous.  This Agreement shall inure to the benefit of the Company and the Secured Party, and all their respective successors and permitted assigns.  Nothing in this Agreement is intended or shall be construed to give to any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Security Agreement as of the date first above written.

SECURED PARTY:

INTEGENX INC.

By:	/s/ Robert A. Schueren
Name:	Robert A. Schueren
Its:	President and Chief Executive Officer

COMPANY:

WAFERGEN, INC.

By:	/s/ Ivan Trifunovich
Name:	Ivan Trifunovich
Its:	President and Chief Executive Officer